Exhibit 32

CERTIFICATIONS PURSUANT TO
SECTION 1350 OF CHAPTER 63 OF
TITLE 18 OF THE UNITED STATES CODE*

In connection with the Annual Report of Park National Corporation (the “Company”) on Form 10-K for the fiscal year ended December 31, 2021 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), the undersigned David L. Trautman, Chairman of the Board and Chief Executive Officer of the Company, and Brady T. Burt, Chief Financial Officer, Secretary and Treasurer of the Company, certify, pursuant to Section 1350 of Chapter 63 of Title 18 of the United States Code, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that, to the best of each of our respective knowledge:

(1)The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and
(2)The information contained in the Report fairly presents, in all material respects, the consolidated financial condition and results of operations of the Company and its subsidiaries.

/s/ David L. Trautman	/s/ Brady T. Burt
David L. Trautman	Brady T. Burt
Chairman of the Board and Chief Executive Officer (Principal Executive Officer)	Chief Financial Officer, Secretary and Treasurer (Principal Financial Officer)

Dated: February 24, 2022	Dated: February 24, 2022

*    These certifications are being furnished as required by Rule 13a-14(b) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and Section 1350 of Chapter 63 of Title 18 of the United States Code, and shall not be deemed “filed” for purposes of Section 18 of the Exchange Act or otherwise subject to the liability of that Section.
    These certifications shall not be deemed to be incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Exchange Act, except to the extent that the Company specifically incorporates these certifications by reference.